As filed with the Securities and Exchange Commission on October 24, 2007
Registration No. 333-45223

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

BAUSCH & LOMB INCORPORATED
(Exact name of registrant as specified in charter)

New York	16-0345235
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
One Bausch & Lomb Plaza
Rochester, New York 14604-2701
(585) 338-6000
(Address, including zip code, and
telephone number, including area code, of
registrant’s principal executive offices)

Clay C. Arnold
Senior Counsel
Bausch & Lomb Incorporated
Rochester, New York 14604
(585) 338-5529
(Name, address, including zip code,
and telephone number, including area
code, of agent for service)
Copies to
Deborah J. McLean
Nixon Peabody LLP
Clinton Square Suite 1300
Rochester, New York 14604
(585) 263-1307

     Approximate date of commencement of proposed sale to public: Not applicable.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES
     On January 29, 1998, Bausch & Lomb Incorporated (the “Company”) filed this omnibus Registration Statement on Form S-3 (No. 333‑45223) for the purpose of registering $500,000,000 of its debt securities and common stock (collectively, the Securities”). This post effective Amendment No. 1 deregisters all of the Securities of the Company which remain unsold under the Registration Statement. As a result of this deregistration, no Securities remain registered for sale pursuant to this Registration Statement.

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Post Effective Amendment No.1 to Registration Statement (No. 333-45223) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on the 24th day of October, 2007.

BAUSCH & LOMB INCORPORATED
By:	/s/ Robert B. Stiles

Robert B. Stiles Senior Vice President and General Counsel
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald L. Zarrella Ronald L. Zarrella	Director, Chairman and Chief Executive Officer (Principal Executive Officer)	October 24, 2007

/s/ Efrain Rivera Efrain Rivera	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 24, 2007

* Domenico DeSole	Director	October 24, 2007

* Jonathan S. Linen	Director	October 24, 2007

* Ruth R. McMullin	Director	October 24, 2007

* Linda Johnson Rice	Director	October 24, 2007

* William H. Waltrip	Director	October 24, 2007

* Barry L. Wilson	Director	October 24, 2007

* Kenneth L. Wolfe	Director	October 24, 2007

*By:	Robert B. Stiles	October 24, 2007

Attorney in fact